EXHIBIT 99.1

Press Release

COWEN GROUP, INC. PRICES OFFERING OF $105 MILLION
OF SHARES OF 5.625% SERIES A
CUMULATIVE PERPETUAL CONVERTIBLE PREFERRED STOCK

New York, May 14, 2015 — Cowen Group, Inc. (NASDAQ: COWN) (“Cowen” or the “Company”) today announced the pricing of its offering of 105,000 shares of its 5.625% Series A Cumulative Perpetual Convertible Preferred Stock (the “Convertible Preferred Stock”) in a private offering to eligible purchasers. The Convertible Preferred Stock is being offered and sold only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Company has also granted the initial purchasers of the Convertible Preferred Stock an option to purchase up to an additional 15,750 shares of Convertible Preferred Stock on the same terms and conditions. The offering is expected to close on May 19, 2015, subject to customary closing conditions.

The Convertible Preferred Stock has a liquidation preference of $1,000 per share. The Company will pay cumulative dividends, when and if declared, in cash, on the Convertible Preferred Stock on a quarterly basis in arrears at a rate of 5.625% per annum of the $1,000 liquidation preference per share, and the Convertible Preferred Stock will be convertible at the option of the holder into cash, shares of the Company’s Class A common stock or a combination thereof, at the Company’s election, in each case, based on an initial conversion rate of 152.2476 shares of the Company’s Class A common stock per share of the Convertible Preferred Stock (which corresponds to an initial conversion price of approximately $6.57 per share of the Company’s Class A common stock). The conversion price represents a premium of approximately 17.5% relative to the NASDAQ closing price of the Company’s Class A common stock on May 13, 2015 of $5.59 per share. Additionally, at any time on or after May 20, 2020, the Company may elect to cause all outstanding shares of the Convertible Preferred Stock to be automatically converted into shares of the Company’s Class A common stock, cash or a combination thereof, at the Company’s election, in each case, based on the then-applicable conversion rate, if the last reported sale price of the Company’s Class A common stock equals or exceeds 150% of the then-current conversion price on at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days (including on the last trading day of such period) immediately prior to such election.

In connection with the pricing of the Convertible Preferred Stock, the Company entered into a capped call option transaction with an affiliate of Nomura Securities International, Inc. (the “Option Counterparty”). If the initial purchasers exercise their option to purchase additional shares, the Company may use a portion of the net proceeds from the sale of additional shares to enter into an additional capped call option transaction with the Option Counterparty.

Nomura Securities International, Inc., SunTrust Robinson Humphrey, Inc. and Cowen and Company, LLC are acting as book-running managers for the offering, and JMP Securities LLC is acting as lead manager for the offering.

In connection with establishing its initial hedge of the capped call option transaction, the Option Counterparty and/or its affiliates expect to enter into various derivative transactions with respect to the Company’s Class A common stock and/or purchase its Class A common stock in secondary market transactions concurrently with or shortly after pricing of the Convertible Preferred Stock. This activity could increase, or reduce the size of any decrease in, the market price of the Company’s Class A common stock at that time.

In addition, the Option Counterparty and/or its affiliates may modify their hedge positions by entering into or unwinding various derivative positions with respect to the Company’s Class A common stock and/or purchasing or selling its Class A common stock or other securities of the Company in secondary market transactions following the pricing of the Convertible Preferred Stock (and are likely to do so on or around any conversion of the Convertible Preferred Stock, including during the related observation period for the Convertible Preferred Stock, if applicable, and, whether or not the Convertible Preferred Stock has been converted, during a specified valuation period following the expiration of the capped call option transactions on May 20, 2020). This activity could cause or avoid an increase or decrease in the market price of the Company’s Class A common stock.

The Company estimates that the net proceeds from the offering of Convertible Preferred Stock will be approximately $102.0 million, after expenses and initial purchasers’ discounts and commissions (other than Cowen and Company, LLC’s discounts and commissions) and assuming the initial purchasers do not exercise their option to purchase additional shares, or approximately $117.3 million, if the initial purchasers exercise their option to purchase additional shares in full. The Company intends to use approximately $13.8 million of the net proceeds from the offering to pay the cost of the capped call option transaction, and the remainder of the net proceeds from the offering for general corporate purposes.

The Convertible Preferred Stock and any shares of Cowen Class A common stock issued upon conversion of the Convertible Preferred Stock will not be registered under the Securities Act or the securities laws of any state and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws or blue sky laws and foreign securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Convertible Preferred Stock or any other securities, nor will there be any sale of the Convertible

Preferred Stock or any other securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Cowen Group, Inc.

Cowen Group, Inc. is a diversified financial services firm and, together with its consolidated subsidiaries, provides alternative asset management, investment banking, research, and sales and trading services through its two business segments: Ramius and its affiliates make up the Company’s alternative investment segment, while Cowen and Company and its affiliates make up the Company’s broker-dealer segment. Ramius provides alternative asset management solutions to a global client base and manages a significant portion of Cowen’s proprietary capital. Cowen and Company and its affiliates offer industry focused investment banking for growth-oriented companies, domain knowledge-driven research and a sales and trading platform for institutional investors. Founded in 1918, the firm is headquartered in New York and has offices worldwide.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements provide the Company’s current expectations or forecasts of future events. Forward-looking statements include statements about the Company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements, including without limitation, whether or not the Company will offer the Convertible Preferred Stock or consummate the offering, enter into the capped call option transaction, the anticipated terms of the Convertible Preferred Stock and the offering, and the anticipated use of the proceeds of the offering.  The Company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission. The Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available at our website at www.cowen.com and at the Securities and Exchange Commission website at www.sec.gov. Unless required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

SOURCE:    Cowen Group, Inc.
CONTACT:    Stephen Lasota
212-845-7919

Cowen Group, Inc.